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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 28, 2002

                               SAFLINK CORPORATION
             (Exact name of registrant as specified in its charter)


            Delaware                    0-20270             95-4346070
  (State or other jurisdiction        (Commission         (I.R.S. Employer
of incorporation or organization)     File Number)     Identification Number)



        11911 NE 1ST STREET, SUITE B-304, BELLEVUE, WASHINGTON 98005-3032
                  (Address of Principal Administrative Offices)

        Registrants Telephone Number, Including Area Code: (425) 278-1100

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Item 5. Other Events.

On June 28, 2002, SAFLINK Corporation ("SAFLINK") entered into a Securities Purchase Agreement with certain institutions and accredited investors (collectively, the "Purchasers"), pursuant to which SAFLINK agreed to issue and sell to the Purchasers, and the Purchasers agreed to purchase from SAFLINK, shares of SAFLINK's Common Stock and related Warrants for an aggregate purchase price of approximately $6.6 million in a private placement. The transaction is subject to the terms and conditions specified in the Securities Purchase Agreement attached hereto as Exhibit 10.1. The Warrants are subject to the terms and conditions of the form of Warrant attached hereto as Exhibit 4.1. Pursuant to a Registration Rights Agreement, the form of which is attached hereto as
Exhibit 10.2, SAFLINK has agreed to prepare and file with the Securities and Exchange Commission a registration statement covering the resale of the shares of SAFLINK Common Stock issuable pursuant to the terms of the Securities Purchase Agreement and the related Warrants.

The press release announcing such financing is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)     Exhibits.


        EXHIBIT   DESCRIPTION

         4.1      Form of Warrant.

         10.1 Securities Purchase Agreement, dated as of June 28, 2002, by and among SAFLINK Corporation and the Purchasers.

         10.2 Registration Rights Agreement, dated as of June 28, 2002, by and between SAFLINK Corporation and the Purchasers.

         99.1     Press Release issued June 28, 2002.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         SAFLINK Corporation

Dated:  June 28, 2002                    By: /s/ Jon C. Engman
                                         ------------------------------------
                                         Jon C. Engman
                                         Chief Financial Officer

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                                  EXHIBIT INDEX
                                  -------------

      EXHIBIT No.    DESCRIPTION
      -----------    -----------

         4.1         Form of Warrant.

         10.1 Securities Purchase Agreement, dated as of June 28, 2002, by and among SAFLINK Corporation and the Purchasers.

         10.2 Registration Rights Agreement, dated as of June 28, 2002, by and between SAFLINK Corporation and the Purchasers.

         99.1        Press Release issued June 28, 2002.